 Joint Filing Attachment

Names
KKR 1996 GP L.L.C.
KKR Associates 1996, L.P.
KKR 1996 Fund L.P.
KKR ZT, L.L.C.
Todd A. Fisher
Edward A. Gilhuly
Perry Golkin
George R. Roberts
Johannes Huth
Michael W. Michelson
Alexander Navab
Paul E. Raether
Neil A. Richardson
Scott M. Stuart
Henry R. Kravis

Designated Filer KKR 1996 GP L.L.C.

Comments:
The shares of Series AA Preferred Stock of the Issuer reported on this Form 3 are held of record by KKR ZT, L.L.C. As the senior member of KKR ZT, L.L.C., KKR 1996 Fund L.P. may be deemed to be the beneficial owner of such shares of preferred stock of the Issuer held by KKR ZT, L.L.C As the sole general partner of KKR 1996 Fund L.P., KKR Associates 1996, L.P. may be deemed to be the beneficial owner of such shares of preferred stock of the Issuer held by KKR ZT, L.L.C. As the sole general partner of KKR Associates 1996, L.P., KKR 1996 GP L.L.C. also may be deemed to be the beneficial owner of such shares of preferred stock of the Issuer held by KKR ZT, L.L.C.

KKR 1996 GP L.L.C. is a Delaware limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are the individual Reporting Persons named above and Mr. James H. Greene, Jr. Each of the individual Reporting Persons may be deemed to share beneficial ownership of any shares of common stock of the Issuer that KKR 1996 GP L.L.C. may beneficially own or be deemed to beneficially own, but disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, the individual Reporting Persons are the beneficial owners of all such equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates KKR 1996 GP L.L.C. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16a of the Securities Exchange Act of 1934 and the rules thereunder.